Exhibit 99.1

  CompuDyne Receives Notice of Potential Delisting; Company Intends to Appeal

     ANNAPOLIS, Md.--(BUSINESS WIRE)--May 6, 2005--On May 2, 2005, CompuDyne Corporation (Nasdaq:CDCY) (the "Company") filed a Form 8-K disclosing that the Company has failed to timely file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2004 to provide management's report on internal control over financial reporting as of December 31, 2004 and the related report of the Company's independent registered public accounting firm on management's assessment of the effectiveness of internal control over financial reporting (together, the "404 Report") required by Section 404 of the Sarbanes-Oxley Act of 2002.
     On May 4, 2005, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market stating that due to the Company's failure to timely file the 404 Report, it was no longer in compliance with the requirements of Marketplace Rule 4350(c)(14) (the "Rule"). The Rule requires the Company to file with Nasdaq copies of all reports required to be filed with the Securities and Exchange Commission (the "SEC") on or before the date they are required to be filed with the SEC.
     The Nasdaq Stock Market notified the Company that the Company's securities will be delisted from The Nasdaq Stock Market at the opening of business on May 13, 2005, unless the Company requests a hearing appealing the delisting with The Nasdaq Stock Market's Listings Qualifications Panel (the "Panel") in accordance with the Marketplace Rules 4800 Series. Such a request for an appeal to the Panel will stay the delisting of the Company's securities pending the Panel's decision.
     The Company intends to appeal its delisting to the Panel and is working diligently to file its 404 Report as described in the Company's Form 8-K dated May 2, 2005.

     Certain statements made in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements concerning the Company's expectations with respect to future operating results and other events. Although the Company believes it has a reasonable basis for these forward-looking statements, these statements involve risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the security market, competitive factors, pricing measures, regulatory requirements, the Company's ability to secure new contracts, risks associated with internal control weaknesses identified in complying with Section 404 of Sarbanes-Oxley, costs related to potential acquisitions, the level of product returns, the costs associated with work to be performed pursuant to
Section 404, and the risks inherent in CompuDyne's business and future uncertainties which are further described in its filings with the Securities and Exchange Commission, such as the Company's Form 10-K, Form 10-Q, and Form 8-K reports.


     CONTACT: CompuDyne Corporation
              Investor Relations:
              Geoffrey F. Feidelberg, 410-224-4415 ext.313 investors.relations@compudyne.com